UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2025

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC*	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* As previously reported, effective April 22, 2025, our Class A common stock has been suspended from trading on the New York Stock Exchange (“NYSE”). Our Class A common stock is currently being quoted on the OTC Pink Market under the symbol “DTCB”. Pursuant to our right to a review of the staff of NYSE Regulation’s determination to delist our Class A common stock by a Committee of the Board of Directors of the NYSE, on May 6, 2025, we sent a notice to the NYSE appealing the determination of the staff of NYSE Regulation to commence proceedings to delist our Class A common stock from the NYSE. During the appeal period, our Class A common stock remains listed on the NYSE, though trading in the Class A common stock is suspended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following approval by the stockholders of Solo Brands, Inc. (the “Company”) at the annual meeting of stockholders held on May 23, 2025, the Board of Directors of the Company approved the implementation of a 1-for-40 reverse stock split (the “Reverse Stock Split”) of the Company’s Class A common stock, par value $0.001 per share, and Class B common stock, par value $0.001 per share (together, the “Common Stock”). The Reverse Stock Split will be effective as of 5:00 p.m., Eastern time, on July 8, 2025 (the “Effective Time”), with shares of Class A common stock expected to be quoted on the OTC Pink Market on a split-adjusted basis at market open on or about July 9, 2025.

In connection with the above implementation, on July 8, 2025, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. Pursuant to the Certificate of Amendment, effective as of the Effective Time, every forty shares of Class A common stock and every forty shares of Class B common stock issued and outstanding immediately prior to the Effective Time (including treasury shares), will be automatically reclassified and combined into one validly issued, fully-paid and nonassessable share of Class A common stock or Class B common stock, respectively, subject to the treatment of fractional shares. The Company’s stockholders who would have otherwise been entitled to a fractional share of Common Stock in the Reverse Stock Split will receive a cash payment (without interest) in lieu thereof, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2025.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Class A common stock is currently quoted for trading on the OTC Pink Market. The Reverse Stock Split is part of the Company’s efforts to restore compliance with the New York Stock Exchange (the “NYSE”) listing standards. As previously announced, on May 6, 2025, the Company formally appealed the decision of the staff of the NYSE Regulation to delist the Company’s Class A common stock from the NYSE. There is no guarantee that the Company will be successful in its efforts to resume trading or remain listed on the NYSE.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits
3.1	Certificate of Amendment to the Certificate of Incorporation of Solo Brands, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	July 8, 2025	By:	/s/ Laura Coffey
Laura Coffey
Chief Financial Officer